Exhibit 10.21

lngredion Janet Bawcom EMPLOYEE SIGN-ON AGREEMENT In connection with my acceptance of lngredion Incorporated's (the Company) conditional offer of employment and my future employment in the position of TITLE, the Company has agreed to provide a one-time payment in the amount of $250,000.00 gross to be paid in one lump sum payment in March 2020, less withholding required by law, and subject to the following: I. If my employment with the Company terminates for any reason other than a reduction in force within 24 months from the payment date of the bonus, I understand that the above sum shall be reimbursed to the company in full. If I have not made arrangements satisfactory to the Company for repayment of the sum prior to my last day of employment, I hereby expressly authorize the Company to deduct the amount from my final compensation. I agree to promptly make payment to the Company for any amount remaining due after deduction from my final compensation. I agree to complete any documentation requested by the Company in connection with the termination of my employment to effectuate this Agreement. 2. I agree to pay any attorney's fees and costs incurred by the Company in seeking repayment of the one-time payment, as well as legal interest on any outstanding balance remaining after my last day of work. 3. Nothing herein shall be construed to constitute a guarantee or contract of employment between me and the Company for the 24 month period outlined in paragraph one (I) above or any other time period. My employment will be at-will. 4. In case of any conflict between this document and any other documents, policies or statements, written or oral, this document shall govern. This Agreement shall be governed by the laws of the State of Illinois without giving effect to the principles of conflict of laws thereof. 5. I understand that I will not be entitled to the above one-time payment if I do not successfully pass the Company's pre-employment physical examination, drug screening, and background check.

Janet Bawcom		/s/ Janet Bawcom	2/1/2019
Employee Name (Print)	Start Date	Employee Signature	Date